                        SEQUA CORPORATION




                      MANAGEMENT INCENTIVE
                          BONUS PROGRAM
                  CORPORATE EXECUTIVE OFFICERS
                               AND
                         CORPORATE STAFF
              (AMENDMENT NUMBER 1 -- REVISED, 1995)

                              INDEX



               I.   General Outline

               II.  Bonus Program

               III. Policies & Procedures

               IV.  Exhibits

                        SEQUA CORPORATION
               MANAGEMENT INCENTIVE BONUS PROGRAM
                         GENERAL OUTLINE



     The purpose of implementing Sequa Corporation's Management Incentive Bonus Program (MIBP) is to improve the Company's performance through the efforts of key executives and management personnel who are in position to significantly contribute to operating results.

     Specific financial and performance goals will be established in the beginning of the plan year for all MIBP participants, with the exception of Corporate Executive Officers, who will be measured exclusively on attainment of the financial goal.1

     The MIBP will provide substantial rewards for non-executive officer participants who accomplish or exceed targeted goals at the end of the plan year. The bonus paid to each such participant will be based on a combination of (a) the overall financial performance of the company and (b) performance consideration by executive management. The Corporate Executive Officers' bonuses will be certified by the Compensation Committee of The Board of Directors after completion of the fiscal year provided that the required financial goals (as set forth in the exhibits to this plan) have been met.

     The provisions of the Bonus Plan that require the attainment of earnings per share from continuing operations (EPS) before any bonus shall be payable to a Corporate Executive Officer shall apply only with respect to one-third of the bonus that may be earned by each of the President/Chief Operating Officer and the Senior Vice President/Gas Turbine Operations, the remaining two-thirds of their respective bonuses being determined solely with reference to the performance of those operations of the company for which each is responsible.

I.   MIBP Participants and Potential Payout Levels (Percentage of
salary)
                             Minimum Bonus  Bonus Level  Maximum Bonus
                             Level          (Par"        Level
                             (Minimum       Performance) (Outstanding
                             Performance)   (200% of     Performance)
       Participants          (Plan)         Plan)        (300% of Plan)
Chief Executive Officer         32.5%          65%          97.5%
President/Chief Operating
 Officer,
Senior VP/Gas Turbine
 Operations,
Senior Executive VP and
 General
Counsel, Executive VP
 Finance and Administration     30%            60%          90%
Corporate Officers              25%            50%          75%
Directors  (A-Pool)             15%            30%          45%
Managers and Professionals

          (B-Pool)       Up to 15%      Up to 15%      Up to 15%

          II.  Participant Bonus Formula

               Participants' total bonus will be based on the following breakdown:

               Corporate Executive Officers
                    A.  100% - achievement of Company financial
                    goal.

               Corporate Officers
                    A.   75% - achievement of Company financial
                    goal.
                    B.   25% - achievement of individual
                    performance goals.

               Directors  (A-Pool)
                    A.   50% - achievement of Company financial
                    goal.
                    B.   50% - achievement of individual
                    performance goals.

               Managers and Professionals  (B-Pool)
                    A.   25% - achievement of Company financial
                    goal.
                    B.   75% - achievement of individual
                    performance goals.

                            CORPORATE
               MANAGEMENT INCENTIVE BONUS PROGRAM

I.   Participants

     A.   Corporate Executive Officers

          1. For purposes of this plan, Corporate Executive Officers shall consist of the Chief Executive Officer, the President Chief Operating Officer, the Senior Vice President, Gas Turbine Operations, the Senior Executive Vice President and General Counsel, and the Executive Vice President Finance and Administration and such other senior officers of the Corporation as the Board of Directors shall designate from time to time.

     B.   Corporate Officers

          These include all corporate officers who are not Corporate Executive Officers.

     C.   Corporate Vice Presidents will establish a list of A-
Pool (Director) and B-Pool (Manager and Professional) participants in accordance with the following guidelines:

          1. A-Pool participation shall consist of:

          First level managers who are not otherwise Corporate
Officers reporting directly to a Corporate Vice President.

          Certain first-level managers may be excluded if the reporting relationship is due to special circumstances.

          Certain second-level managers may be included if the responsibilities of their position warrant participation at the A-Pool level.

          2. B-Pool participation shall consist of:

          Select Manager and Professional level employees who are in a position to influence earnings through sustained performance.

          3. Prior to March lst of each year, the recommended lists of participants are to be submitted by the Corporate Vice
Presidents to the Chief Executive Officer, President and the Vice
President, Human Resources for their approval.

     D. Any organizational changes during the year which impact on participation will be reviewed and approved by the Chief
Executive Officer, President and the Vice President, Human
Resources.

II.  Corporate Goals

     A.    Financial goal:

       1. The financial goal for this Management Incentive
Bonus Plan will be budgeted Earnings Per Share from Continuing
Operations of the Company.

          2. The achievement of the financial goal will be applied to all participants according to the participants' bonus formula set forth in the General Outline at II.

     B.   Individual Performance Goals:

          1. Performance goals for Corporate Vice Presidents will be agreed upon with the appropriate Corporate Executive officer.

          2. Performance goals for Corporate Officers who are not Corporate Vice Presidents and for A and B-Pool participants will be agreed upon with the appropriate Corporate Vice
President.

     All goals will be reviewed by the Vice President Human
Resources and approved by the Chief Executive Officer or the President.

                     POLICIES AND PROCEDURES
               MANAGEMENT INCENTIVE BONUS PROGRAM

I.   Time of Participation

     A. In order to participate in the MIBP, each participant must be in an eligible position at the end of the plan year.

     B. Any employee promoted or hired to a position included in the MIBP during the plan year will be eligible to participate in the bonus program on a pro-rated basis.

     C.   The plan year is the Company fiscal year.

II.  Bonus Plan Reviews

     A. Once each quarter, the Chief Executive Officer or President, in coordination with the Vice President Human Resources, will meet with each Corporate Vice President to review performance goals for that Vice President and his/her participant reports. Prior to these meetings the Corporate Vice President will meet with his/her reports to review their performance goals.

III.      Determination of Financial and Performance Ratings

     A. Following the close of the plan year, the Executive Vice President, Finance and Administration, will report to the Chief Executive Officer and the President earnings per share from continuing operations. These calculations shall be based upon the unaudited financial statements of the Company (which shall contain all adjustments necessary to fairly present the Company's results for the year then ended). Based on this result, the Executive Vice President, Finance and Administration will calculate the financial rating for the Plan using the format contained in Exhibit 1.A. This rating will be used to calculate bonus awards for Corporate Executive Officers.

     B. Performance ratings will be determined by appropriate Corporate Executive Officers for their direct reports. Corporate Vice Presidents in coordination with the appropriate Corporate Executive Officers will determine performance ratings for their reports.

     C. The Corporate Vice Presidents shall be advised of the financial rating which shall be added to the performance rating calculated in III.B. The sum of these ratings shall be the basis for calculating participant bonus payments.

IV.  Award Calculation

A. Awards shall be calculated by the Corporate Executive
Officers for their direct reports and by Corporate Vice
Presidents for their reports using the format contained in
Exhibit 1.

     B. The Compensation Committee of The Board of Directors shall determine and approve the awards for the Corporate
Executive Officers. It shall review and recommend to the Board of Directors proposed awards for all Corporate Officers.

     C. The Board of Directors will approve payments to all other Corporate Officers pursuant to the Plan.

V.   Company Profit and Plan Payout

     Notwithstanding anything contained in this plan to the contrary, if there is no company profit for the plan year, there will be no awards.

VI.  Frequency of Awards

     Bonus awards will be generated during the month of February for performance in the previous plan year.

VII.      Contingencies Beyond Participant's Control

     In those instances where significant events affect the accomplishment of individual performance goals for a participant, the Chief Executive Officer may use his judgment regarding the amount of bonus to be awarded for this element of the plan. Examples of such events could include: Labor disputes, acquisitions, natural catastrophes. This shall not apply to awards to Corporate Executive Officers.

VIII.  Forfeiture of Award

     A participant will not be eligible for consideration for an award if:

          A. The participant is discharged for cause at anytime prior to the end of the plan year.

          B. The participant voluntarily resigns prior to the end of the plan year.

     Any exception to this policy must be approved by the Chief
Executive Officer or President and Vice President, Human
Resources.

IX.  Retirement, Disability, Not For Cause Termination, or Death
During the Plan Year

     Any participant who retires, becomes permanently disabled, is terminated other than for cause, or dies during the plan year shall be reviewed individually to determine whether a bonus award is appropriate.

X.   Budgeting

     The budget for Earnings Per Share from continuing operations shall include the cost for "Par" performance on both the financial and performance elements for all participants in the Plan.

XI.  Amendments

     This plan may not be substantively amended except (i) with respect to Corporate Executive Officers, by a vote of the shareholders of the Company, or (ii) with respect to all other participants, by the Board of Directors of the Company.

XII. Disclaimer

     This plan shall neither create any right to a bonus payment or future participation therein for any employee, nor limit the right of Sequa Corporation to modify, amend or rescind this plan for any subsequent plan year. Nor shall it be construed as creating any right to employment.

                                                       EXHIBIT 1





                      DETERMINATION OF BONUS POINTS

A.   Financial Bonus Points

     For the Corporate staff to earn bonus points for financial objectives, the Company must achieve, at a minimum, its approved budget for Earnings Per Share (E.P.S.) from continuing operations. For each percentage point actual E.P.S. results exceed budget, up to 300% of original budget, participants earn additional bonus points. The following table details bonus points earned upon achievement of E.P.S. as well as points earned for each it over the minimum level up to par (200% E.P.S.), and for each it over par up to maximum (300% of minimum) for each level of participant:

                                             Financial Points Earned

                                                       For
                                                       Each      For

                                                       1% Over   Each 1%
                                                       minimum  over par
                                               For       up       up to
                                             Minimum   to Par    Maximum
Chief Executive Officer                      32.5      .325      .325
President/Chief Operating Officer, Senior
Vice President/Gas Turbine Operations,
Sr. Exec. Vice Pres. & General Counsel,
Executive Vice President Finance             30        .3        .3
Corporate Officers                           18.75     .1875     .375
A-Pool                                       12.5      .125      .25
B-Pool                                        6.25     .0625     .125

                                                       EXHIBIT 1

B.   Examples of financial point calculations at $.60, $.95 and $1.25
E.P.S. vs a hypothetical E.P.S. at par of $1.00 follow:
                                                       Actual


                                               .60     .95    1.25

Chief Executive Officer
Minimum points                                  32.5    32.5  32.5
  % over minimum
    .60/.50    120% - 100%
       20% x .325                                6.5
    .95/.50 x 190% - 100%
       90% x .325                                       29.25
    1.25/.50 = 250% - l00%
       150% x .325                                              48.75


Total financial points earned:                  39.0    61.75   81.25


                                                          Actual


                                                  .60     .95    1.25

Corporate Executive Officers
Minimum points                                     30      30      30
  % over minimum
      $ .60 = 20% x .3                              6
      $ .95 = 90% x .3                                     27
      $1.25 = 150% x .3                                            45

Total financial points earned:                     36      57      75

Since Corporate Executive Officers are paid on financial performance, the above results would be the bonus payout percentages.

                                                            EXHIBIT 1


                                                       Actual
                                                   60        .95    1.25

Corporate Officers*
Minimum points                                     18.75   18.75   18.75
  %- over minimum/par
      $ .60 = 20% x .1875                           3.75
      $ .95 = 90% x .1875                                  16.875
      $1.25 = 100% x .1875                                         18.75
               50% x .375                                          18.75

Total financial points earned:                     22.50   35.625  56.25


                                                       Actual

                                                     .60     .95
1.25

A-Pool*
Minimum points                                     12.5    12.5    12.5

  % over minimum/par
    $ .60 = 20% x .125                              2.5
    $ .95 = 90% x .125                                     11.25
    $1.25 = 100% x .125                                            12.5
            50% x .25                                              12.5

Total financial points earned:                     15.0    23.75   37.5


*Based on point allocations as set forth on Exhibit 2

                                                    EXHIBIT 1
C. Performance Bonus Points

     Since Corporate Officers, bonus payments are based 75% on financial results and 25% on performance, the points calculated above would be combined with the performance points awarded in determining the bonus award. For example -- if a Vice President was earning $200,000 and received 12.5 points for performance, the bonus would be calculated as follows for each of the earnings levels.


    $.60      22.5 pts. + 12.5 pts. = 35.00 pts.
              35.00 pts. x l% = 35.OO%
              35.00% x $200,000 = $ 70,000

    $.95      35.625 pts. + 12.5 pts. = 48.125 pts.
              48.125 pts. x 1% = 48.125%
              48.125% x $200,000 = $96,250

   $1.25      56.25 pts. + 12.5 pts. = 68.75 pts.
              (50 pts. x l%) + (18.75 pts x .5%) = 59.375%
              59.375% x $200,000 = $118,750




     Since A-Pool bonus payments are based 50% on financial results and 50% on performance, the points calculated above would be combined with the performance points awarded in determining the bonus award. For example -- if the participant was earning $100,000 and received 25 points for performance, the bonus would be calculated as follows for each of the earnings levels.

   $.60       15 pts + 25 pts = 40 pts
              40 pts x .6% = 24%
              24% x $100,000 = $24,000

   $.95       23.75 pts. + 25 pts = 48.75 pts
              48.75 pts x .6% = 29.25%
              29.25% x $100,000 = $29,250


  $1.25       37.5 pts. + 25 pts. = 62.5 pts.
              (50 pts. x .6%) + (12.5 pts. x 3%) = 33.75%
              33.75% x $100,000 = $33,750